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                                                                    EXHIBIT 12.3

                            BARNETT MORTGAGE COMPANY
    EXHIBIT 12.3(C) -- COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

     The preceding table sets forth the ratio of earnings to fixed charges of Barnett Mortgage Company for the five fiscal years ended December 31, 1995, the two and five months ended May 31, 1996 and the three and six months ended June 30, 1995. The ratio of earnings to fixed charges is computed by dividing net fixed charges (interest expense on all debt plus the interest portion of rent expense) into earnings before income taxes and fixed charges.

                                                                                            FOR THE PERIOD     FOR THE PERIOD
                                                                                             APRIL 1, 1996     APRIL 1, 1995
                                                1991   1992    1993     1994       1995     TO MAY 31, 1996   TO JUNE 30, 1995
                                                ----   ----   ------   -------   --------   ---------------   ----------------
Earnings before income taxes..................  $ --   $883   $  191   $(2,520)  $(29,975)      $(4,900)          $ (5,474)
                                                -----  -----  ------    ------    -------        ------             ------
Interest expense..............................   563    531    1,415     4,911     20,427         3,480              6,766
Interest portion of rental expense............   219    273      422       569      1,461           205                307
                                                -----  -----  ------    ------    -------        ------             ------
Fixed charges.................................   787    804    1,637     5,480     21,888         3,685              7,073
                                                -----  -----  ------    ------    -------        ------             ------
Earnings before fixed charges.................   787   1,687   2,028     2,900     (6,067)       (1,215)             1,599
                                                -----  -----  ------    ------    -------        ------             ------
FIXED CHARGES:
Interest expense..............................   568    531    1,415     4,911     20,427         3,480              6,766
Interest portion of rental expense............   219    273      422       569      1,451           205                307
                                                -----  -----  ------    ------    -------        ------             ------
Fixed charges.................................  $787   $804   $1,837   $ 5,480   $ 21,888       $ 3,685           $  7,073
                                                -----  -----  ------    ------    -------        ------             ------
Ratio of earnings to fixed charges............  1.00   2.10     1.10        (a)        (a)           (a)                (a)
                                                =====  =====  ======    ======    =======        ======             ======

                                                  FOR THE PERIOD       FOR THE PERIOD
                                                 JANUARY 1, 1996      JANUARY 1, 1995
                                                 TO MAY 31, 1996      TO JUNE 30, 1995
                                                ------------------   ------------------
Earnings before income taxes..................       $(10,819)            $(10,361)
                                                      -------              -------
Interest expense..............................          9,574                9,685
Interest portion of rental expense............            477                  497
                                                      -------              -------
Fixed charges.................................         10,051               10,182
                                                      -------              -------
Earnings before fixed charges.................           (768)                (179)
                                                      -------              -------
FIXED CHARGES:
Interest expense..............................          9,574                9,685
Interest portion of rental expense............            477                  497
                                                      -------              -------
Fixed charges.................................       $ 10,051             $ 10,182
                                                      -------              -------
Ratio of earnings to fixed charges............             (a)                  (a)
                                                      =======              =======

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(a) As a result of the loss incurred in this period, the Company was unable to fully cover the indicated fixed charges.